SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2005

NBT BANCORP INC.
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

DELAWARE	0-14703	16-1268674
----------------------------	-------------	-------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815
-------------------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code: (607) 337-2265
--------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
-------------------------

On April 25, 2005, NBT Bancorp Inc. issued a press release describing its results of operations for quarter ending March 31, 2005 as well as announcing a quarterly dividend of $0.19 per share to be paid on June 15, 2005 to shareholders of record on June 1, 2005. That press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

{c} The following is being furnished herewith:

Exhibit No.                Exhibit Description
99.1   Press release text of NBT Bancorp Inc. dated April 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        NBT BANCORP INC.
        --------------------------------------
        (Registrant)

        /s/ Michael J. Chewens
        --------------------------------------
        Michael J. Chewens
        Senior Executive Vice President,
        Chief Financial Officer and Corporate Secretary

Date: April 26, 2005

Exhibit 99.1
FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:                 Daryl R. Forsythe, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6416

NBT BANCORP INC. ANNOUNCES FIRST-QUARTER RESULTS AND DECLARES QUARTERLY CASH DIVIDEND

NORWICH, NY (April 25, 2005) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) today reported net income for the three months ended March 31, 2005, of $12.8 million, up $0.4 million from net income of $12.4 million reported for the same period in 2004. Net income per diluted share for the three months ended March 31, 2005, was $0.39, up $0.02 or 5% from the $0.37 per diluted share earned in the same period in 2004. Return on average assets and return on average equity were 1.23% and 15.74%, respectively, for the three months ended March 31, 2005, compared with 1.23% and 15.73%, respectively, for the same period in 2004.
The results for the three months ended March 31, 2005, were driven primarily by increases in net interest income of $1.7 million and noninterest income of $0.3 million as well as a $0.3 million decrease in the provision for loan and lease losses offset by an increase in noninterest expense of $1.7 million compared with the same period in 2004.
In commenting on the results, NBT Chairman and CEO Daryl R. Forsythe stated, “We are pleased to report another solid quarter for the Company. These results were driven by the success of our key initiatives to increase the volume of quality loans, grow deposits and expand our community banking presence into higher growth markets. NBT continues to place its focus on superior customer service while also seeking opportunities to enhance stockholder value.”

Loan and Lease Quality and Provision for Loan and Lease Losses
Nonperforming loans totaled $17.4 million at March 31, 2005, and represented 0.60% of total loans and leases, up from $16.2 million and 0.56% at December 31, 2004, and $13.7 million and 0.52% at March 31, 2004. Annualized net charge-offs to average loans and leases for the three months ended March 31, 2005, were 0.19%, down from the 0.22% annualized ratio for the three months ended March 31, 2004, and down from the year-to-date December 31, 2004, rate of 0.27%. The allowance for loan and lease losses as a percentage of total loans and leases was 1.57% at March 31, 2005, compared with 1.57% at December 31, 2004, and 1.64% at March 31, 2004. The ratio of the allowance for loan and lease losses to nonperforming loans was 261.28% at March 31, 2005, compared with 277.75% at December 31, 2004 and 315.25% at March 31, 2004. The Company anticipates selling approximately $5 million in nonperforming loans in the second quarter of 2005, which should lead to a further improvement in credit quality ratios. NBT President Martin Dietrich commented, “Our ability to improve credit quality reflects the strong process we have in place to resolve non-performing loans.” For the three months ended March 31, 2005, the provision for loan and lease losses totaled $1.8 million, compared with $2.1 million provided in the same period in 2004. The decrease in the provision for loan and lease losses was driven primarily by a decrease in net charge-offs.

Net Interest Income and Net Interest Margin
Net interest income for the three months ended March 31, 2005, increased 5% to $38.8 million from $37.1 million for the same period in 2004. The increase in net interest income was driven primarily by loan growth. Average loans and leases increased 9% during the three months ended March 31, 2005, compared with the same period in 2004, as the Company experienced strong growth from commercial and consumer loans during the second half of 2004. The Company’s net interest margin decreased slightly for the three months ended March 31, 2005 to 4.09% compared with 4.10% for the same period in 2004. The Company’s net interest margin of 4.09% improved during the three months ended March 31, 2005, compared with the net interest margin of 4.03% for the three months ended December 31, 2004. The improvement in net interest margin from the December 31, 2004, quarter resulted primarily from earning assets repricing up faster than interest-bearing liabilities, principally from lagging core deposit pricing increases when compared with recent increases in the Federal Funds Rate.

Noninterest Income
Noninterest income for the three months ended March 31, 2005, totaled $10.7 million, up $0.3 million from the $10.4 million reported in the same period of 2004. Retirement plan administration fees for the three months ended March 31, 2005, totaled $0.9 million due to the acquisition of EPIC Advisors, Inc. in January 2005. Broker/dealer and insurance revenue for the three months ended March 31, 2005, decreased $0.4 million, primarily from the sale of the Company’s broker/dealer subsidiary M. Griffith Inc. in March 2005.

Noninterest Expense
Total noninterest expense for the three months ended March 31, 2005, increased $1.7 million compared with the same period for 2004. Salaries and employee benefits for the three months ended March 31, 2005, increased $1.1 million or 8% over the same period in 2004, primarily from increases in salaries (from merit increases, market expansion and the EPIC Advisors, Inc. acquisition) and retirement expense. Occupancy expense for the three months ended March 31, 2005, increased $0.2 million over the same period in 2004, mainly from market expansion in the Albany and Binghamton markets. Equipment expense for the three months ended March 31, 2005, increased $0.2 million over the same period in 2004, due mainly to ATM upgrades.

Balance Sheet
Total assets were $4.3 billion at March 31, 2005, up $238.7 million from the $4.0 billion at March 31, 2004. Loans and leases were $2.9 billion at March 31, 2005, up 10% from the $2.6 billion at March 31, 2004. Loan growth was driven primarily by commercial and consumer loans, which experienced strong growth during the second half of 2004. Total deposits increased $154.3 million or 5%, totaling $3.2 billion at March 31, 2005, compared with $3.0 billion at March 31, 2004. Stockholders’ equity was $319.2 million, representing a Tier 1 leverage ratio of 6.89%, at March 31, 2005, compared with $322.3 million or a Tier 1 leverage ratio of 6.96%, at March 31, 2004.

Stock Repurchase Program
On January 24, 2005, the NBT Board of Directors approved a new repurchase program whereby NBT is authorized to repurchase up to an additional 1,500,000 shares (approximately 5%) of its outstanding common stock from time to time as market conditions warrant in open market and privately negotiated transactions. At that time, there were 719,800 shares remaining under a previous authorization that was superseded by the new repurchase program. Under the authorized programs for the period, the Company purchased 514,683 shares of its common stock during the three months ended March 31, 2005, for a total of $11.9 million at an average price of $23.11 per share.

Dividend Declared
The NBT Board of Directors declared a second quarter 2005 cash dividend of $0.19 per share at a meeting held today. The dividend will be paid on June 15, 2005, to shareholders of record as of June 1, 2005.

Corporate Overview
NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.3 billion at March 31, 2005. The Company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions and through a financial services company. NBT Bank, N.A. has 115 locations, including 74 NBT Bank offices in upstate New York and 41 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc. is a full-service 401(k) plan recordkeeping firm. More information about NBT and its divisions can be found on the Internet at www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com and www.epic1st.com.

Forward-Looking Statements
This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (5-9).

NBT Bancorp Inc.
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
			Net	Percent
	2005	2004	Change	Change
	(dollars in thousands, except share and per share data)

Three Months Ended March 31,
Net Income	$12,789	$12,371	$418	3%
Diluted Earnings Per Share	$0.39	$0.37	$0.02	5%
Weighted Average Diluted
Common Shares Outstanding	32,977,381	33,173,937	(196,556)	-1%
Return on Average Assets	1.23%	1.23%	0.00%	0%
Return on Average Equity	15.74%	15.73%	0.01%	0%
Net Interest Margin	4.09%	4.10%	-0.01%	0%

Asset Quality	March 31,	December 31,	March 31,
	2005	2004	2004
Nonaccrual Loans	$16,612	$14,991	$13,258
90 Days Past Due and Still Accruing	$760	$1,186	$478
Total Nonperforming Loans	$17,372	$16,177	$13,736
Other Real Estate Owned (OREO)	$438	$428	$757
Total Nonperforming Loans and OREO	$17,810	$16,605	$14,493
Nonperforming Securities	$0	$0	$215
Total Nonperforming Assets	$17,810	$16,605	$14,708
Allowance for Loan and Lease Losses	$45,389	$44,932	$43,303
Year-to-Date (YTD) Net Charge-Offs	$1,339	$7,334	$1,472
Allowance to Loans and Leases	1.57%	1.57%	1.64%
Total Nonperforming Loans to Loans and Leases	0.60%	0.56%	0.52%
Total Nonperforming Assets to Assets	0.42%	0.39%	0.37%
Allowance to Nonperforming Loans	261.28%	277.75%	315.25%
Annualized Net Charge-Offs to
YTD Average Loans and Leases	0.19%	0.27%	0.22%

Capital
Equity to Assets	7.50%	7.89%	8.02%
Book Value Per Share	$9.85	$10.11	$9.80
Tangible Book Value Per Share	$8.25	$8.66	$8.29
Tier 1 Leverage Ratio	6.89%	7.13%	6.96%
Tier 1 Capital Ratio	9.41%	9.78%	10.12%
Total Risk-Based Capital Ratio	10.67%	11.04%	11.37%
Quarterly Common Stock Price	2005		2004		2003
Quarter End	High	Low	High	Low	High	Low
March 31	$25.66	$21.48	$23.00	$21.21	$18.60	$16.75
June 30			23.18	19.92	19.94	17.37
September 30			24.34	21.02	21.76	19.24
December 31			26.84	21.94	22.78	19.5

NBT Bancorp Inc.
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)
			Net	Percent
	2005	2004	Change	Change
	(dollars in thousands, except share and per share data)
Balance Sheet as of March 31,
Loans	$2,898,187	$2,646,674	$251,513	10%
Earning Assets	$3,984,545	$3,729,845	$254,700	7%
Total Assets	$4,255,439	$4,016,733	$238,706	6%
Deposits	$3,168,927	$3,014,616	$154,311	5%
Stockholders’ Equity	$319,239	$322,280	($3,041)	-1%

Average Balances
Quarter Ended March 31,
Loans	$2,876,853	$2,646,114	$230,739	9%
Securities AFS (excluding unrealized gains or losses)	$952,848	$964,648	($11,800)	-1%
Securities HTM	$84,783	$95,954	($11,171)	-12%
Regulatory Equity Investment	$36,535	$33,994	$2,541	7%
Short-Term Interest Bearing Accounts	$6,578	$8,241	($1,663)	-20%
Total Earning Assets	$3,957,597	$3,748,951	$208,646	6%
Total Assets	$4,237,627	$4,032,283	$205,344	5%
Interest Bearing Deposits	$2,604,441	$2,521,446	$82,995	3%
Non-Interest Bearing Deposits	$505,457	$468,722	$36,735	8%
Short-Term Borrowings	$329,726	$289,616	$40,110	14%
Long-Term Borrowings	$413,233	$386,708	$26,525	7%
Total Interest Bearing Liabilities	$3,347,400	$3,197,770	$149,630	5%
Stockholders’ Equity	$329,947	$316,064	$13,883	4%

NBT Bancorp Inc. and Subsidiaries	March 31,	December 31,	March 31,
Consolidated Balance Sheets (unaudited)	2005	2004	2004
(in thousands)

ASSETS
Cash and due from banks	$106,520	$98,437	$93,090
Short term interest bearing accounts	5,783	8,286	9,619
Securities available for sale, at fair value	950,555	952,542	977,950
Securities held to maturity (fair value of $87,407, $82,712, and	87,063	81,782	91,205
$92,672, at March 31, 2005, December 31, 2004
and March 31, 2004, respectively)
Federal Reserve and Federal Home Loan Bank stock	36,942	36,842	30,648
Loans and leases	2,898,187	2,869,921	2,646,674
Less allowance for loan and lease losses	45,389	44,932	43,303
Net loans and leases	2,852,798	2,824,989	2,603,371
Premises and equipment, net	63,806	63,743	62,426
Goodwill	47,544	45,570	47,521
Intangible assets, net	4,234	2,013	2,260
Bank owned life insurance	32,634	32,302	31,200
Other assets	67,560	65,798	67,443
TOTAL ASSETS	$4,255,439	$4,212,304	$4,016,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$509,077	$520,218	$464,867
Savings, NOW, and money market	1,467,265	1,435,561	1,482,755
Time	1,192,585	1,118,059	1,066,994
Total deposits	3,168,927	3,073,838	3,014,616
Short-term borrowings	307,514	338,823	238,093
Long-term debt	394,500	394,523	369,679
Trust preferred debentures	18,720	18,720	18,720
Other liabilities	46,539	54,167	53,345
Total liabilities	3,936,200	3,880,071	3,694,453

Total stockholders' equity	319,239	332,233	322,280

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,255,439	$4,212,304	$4,016,733

	Three months ended
NBT Bancorp Inc. and Subsidiaries	March 31,
Consolidated Statements of Income (unaudited)	2005	2004
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$43,944	$39,894
Securities available for sale	10,247	10,769
Securities held to maturity	803	797
Other	467	267
Total interest, fee and dividend income	55,461	51,727
Interest expense:
Deposits	10,720	10,045
Short-term borrowings	1,861	793
Long-term debt	3,808	3,615
Trust preferred debentures	258	180
Total interest expense	16,647	14,633
Net interest income	38,814	37,094
Provision for loan and lease losses	1,796	2,124
Net interest income after provision for loan and lease losses	37,018	34,970
Noninterest income:
Trust	1,252	1,107
Service charges on deposit accounts	3,929	4,037
ATM and debit card fees	1,400	1,258
Broker/dealer and insurance revenue	1,352	1,731
Net securities gains	(4)	9
Bank owned life insurance income	333	385
Retirement plan administration fees	863	-
Other	1,586	1,916
Total noninterest income	10,711	10,443
Noninterest expense:
Salaries and employee benefits	15,223	14,113
Office supplies and postage	1,150	1,031
Occupancy	2,788	2,598
Equipment	2,096	1,853
Professional fees and outside services	1,675	1,632
Data processing and communications	2,658	2,692
Amortization of intangible assets	118	71
Loan collection and other real estate owned	401	372
Other operating	2,772	2,840
Total noninterest expense	28,881	27,202
Income before income taxes	18,848	18,211
Income taxes	6,059	5,840
Net income	$12,789	$12,371
Earnings Per Share:
Basic	$0.39	$0.38
Diluted	$0.39	$0.37

NBT Bancorp Inc. and Subsidiaries	1Q	4Q	3Q	2Q	1Q
Quarterly Consolidated Statements of Income (unaudited)	2005	2004	2004	2004	2004
(in thousands, except per share data)
Interest, fee and dividend income:
Loans	$43,944	$42,983	$41,283	$39,635	$39,894
Securities available for sale	10,247	10,398	10,784	10,313	10,769
Securities held to maturity	803	761	731	755	797
Other	467	279	295	235	267
Total interest, fee and dividend income	55,461	54,421	53,093	50,938	51,727
Interest expense:
Deposits	10,720	10,299	9,743	9,674	10,045
Short-term borrowings	1,861	1,307	1,192	794	793
Long-term debt	3,808	3,919	3,861	3,627	3,615
Trust preferred debentures	258	235	245	163	180
Total interest expense	16,647	15,760	15,041	14,258	14,633
Net interest income	38,814	38,661	38,052	36,680	37,094
Provision for loan and lease losses	1,796	2,750	2,313	2,428	2,124
Net interest income after provision for loan and lease losses	37,018	35,911	35,739	34,252	34,970
Noninterest income:
Trust	1,252	1,174	1,182	1,142	1,107
Service charges on deposit accounts	3,929	4,184	4,159	4,090	4,037
ATM and debit card fees	1,400	1,402	1,474	1,396	1,258
Broker/dealer and insurance fees	1,352	1,572	1,696	1,783	1,731
Net securities gains	(4)	160	18	29	9
Bank owned life insurance income	333	345	348	409	385
Retirement plan administration fees	863	-	-	-	-
Other	1,586	1,503	1,240	1,140	1,916
Total noninterest income	10,711	10,340	10,117	9,989	10,443
Noninterest expense:
Salaries and employee benefits	15,223	14,063	13,345	12,542	14,113
Office supplies and postage	1,150	1,118	1,167	1,143	1,031
Occupancy	2,788	2,416	2,445	2,446	2,598
Equipment	2,096	1,998	1,941	1,781	1,853
Professional fees and outside services	1,675	1,583	1,536	1,424	1,632
Data processing and communications	2,658	2,740	2,688	2,852	2,692
Amortization of intangible assets	118	71	71	71	71
Loan collection and other real estate owned	401	431	339	99	372
Goodwill impairment	-	1,950	-	-	-
Other operating	2,772	3,037	3,773	3,505	2,840
Total noninterest expense	28,881	29,407	27,305	25,863	27,202
Income before income taxes	18,848	16,844	18,551	18,378	18,211
Income taxes	6,059	4,353	5,934	5,810	5,840
Net income	$12,789	$12,491	$12,617	$12,568	$12,371
Earnings per share:
Basic	$0.39	$0.38	$0.38	$0.38	$0.38
Diluted	$0.39	$0.38	$0.38	$0.38	$0.37